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                                                                     EXHIBIT 5.2

             [Letterhead of GnazzoThill, A Professional Corporation]

                                                                   June 13, 2002

Redwood Trust, Inc.
591 Redwood Highway
Suite 3100
Mill Valley, CA 94941

        Re: Registration Statement for Redwood Trust, Inc. Executive Deferred
            Compensation Plan

Dear Ladies and Gentlemen:

        You have requested our opinion in connection with the Registration Statement on Form S-8, dated June 10, 2002 (together with all exhibits thereto, the "Registration Statement") being filed by Redwood Trust, Inc. (the "Company") with respect to its Executive Deferred Compensation Plan (the "Plan").

        We have acted as your special tax counsel in connection with the Registration Statement and Prospectus related thereto (the "Prospectus"). In formulating our opinions, we have reviewed (i) the Registration Statement and the Prospectus, (ii) the Plan, (iii) the Articles of Amendment and Restatement of the Company, as amended and supplemented to date, (iv) the Bylaws of the Company, as amended to date, and (v) such resolutions, certificates, records, and other documents provided by the Company as we have deemed necessary or appropriate as a basis for the opinions set forth below. We have also reviewed the opinion of Tobin and Tobin, a professional corporation, dated on or about the date hereof, with respect to certain matters of Maryland law and the law of the United States.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or other copies, and the authenticity of the originals of such copies.

        In rendering our opinions, we have assumed that the transactions described in or contemplated by the foregoing documents have been or will be consummated in accordance with such operative documents, and that such documents accurately reflect the material facts of such transactions. In addition, our opinions are based on the correctness of the following specific assumptions: (i) the Plan will be administered in accordance with its terms and (ii) there have been no changes in the applicable laws of the State of Maryland, the Employee Retirement Income Security Act of 1974 ("ERISA"), the regulations promulgated thereunder (the Exhibit 5.2 "Regulations"), and the interpretations of ERISA and the Regulations by the courts, the Internal Revenue Service and the Department of Labor, all as they exist on the date of this letter. With respect to these assumptions, it should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any material change that



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Redwood Trust, Inc.
June 13, 2002
Page 2


is made after the date hereof in any of the foregoing bases for our opinion could adversely affect our conclusions.

        Based on the foregoing, we are of the opinion that the Plan is unfunded and maintained by the Company primarily for the purposes of providing deferred compensation for a select group of management and highly compensated employees and, as such, is exempt from Parts II, III and IV of Title I of ERISA and, assuming compliance by the Company with the initial reporting and disclosure requirements of Part I of Title I of ERISA, as set forth in Department of Labor Regulation Section 2520.104-23, the Plan will not be subject to the penalty and enforcement provisions of Part V of Title I of ERISA.

        Other than as expressly stated above, we express no opinion on any issue relating to the Company, its stock or its employee compensation arrangements or under any law other than ERISA.

        We are furnishing this opinion to you solely in connection with the filing of the Registration Statement and it is not to be relied upon, used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

        We hereby consent to the filing of this letter as Exhibit 5.2 to the Registration Statement and to and to its incorporation by reference as an exhibit to the Registration Statement. In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.


                                            Very truly yours,

                                            /s/ GnazzoThill